UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 7, 2016

InfraREIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36822	75-2952822
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1807 Ross Avenue, 4th Floor Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 855-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 7, 2016, the Board of Directors of InfraREIT, Inc. (the “Company”) elected Ms. Stacey H. Doré as Senior Vice President and General Counsel of the Company. In addition to her role at the Company, Ms. Doré will serve as Senior Vice President and General Counsel of Hunt Utility Services, LLC, the Company’s external manager (“Hunt Manager” and together with its affiliates, “Hunt”). Ms. Doré follows Benjamin D. Nelson, who resigned as Senior Vice President and General Counsel of the Company effective as of November 7, 2016.

Prior to joining the Company, Ms. Doré, age 44, was the Executive Vice President, General Counsel and Co-Chief Restructuring Officer of Energy Future Holdings Corp. (“EFH”) until October 2016. In this capacity, Ms. Doré advised EFH’s senior management and Board of Directors on legal, regulatory and corporate governance matters, oversaw the corporate secretary’s office, and led the company’s legal and compliance team. From July 2008 until March 2012, Ms. Doré served in various other capacities within the EFH portfolio of companies, including Vice President and General Counsel of Luminant, a competitive generation subsidiary. Ms. Doré began her career at Vinson & Elkins LLP, where she practiced business litigation for eleven years. Ms. Doré received her law degree cum laude from Harvard Law School in 1997 and graduated summa cum laude from the University of Southwestern Louisiana, where she was named Outstanding Graduate in the College of Liberal Arts.

Ms. Doré is entitled to indemnification by the Company consistent with the policies and indemnification agreement applicable to the Company’s other executive officers, which are described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 15, 2016.

Hunt controls the compensation of the employees of Hunt Manager, including Ms. Doré. Ms. Doré does not own a beneficial interest in Hunt, but she will participate in various Hunt benefit and incentive programs. As a result, Ms. Doré may benefit from the consideration paid by the Company under the management agreement with Hunt Manager and from any economic benefit that Hunt or Sharyland Utilities, L.P., the Company’s tenant (“Sharyland”), receives from the sale of development projects to the Company or from the performance of Sharyland under its leases with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InfraREIT, Inc.

Date: November 7, 2016	By:	/s/ Gregory S. Imhoff
Gregory S. Imhoff
Vice President, General Tax Counsel and
Corporate Secretary

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